Exhibit 10.2
2009 AMENDED AND RESTATED
PORTRAIT INNOVATIONS HOLDING COMPANY STOCK OPTION PLAN
     SECTION 1. Establishment and Purpose. Portrait Innovations Holding Company, a corporation organized and existing under the laws of the State of Delaware, hereby establishes this Stock Option Plan for selected officers and employees of the Company and its Affiliates and Eligible Directors. The purpose of the Plan is to induce Participants who are in a position to contribute materially to the prosperity thereof to continue their service with the Company or its Affiliates, to offer them incentives and reward in recognition of their contribution to the progress of the Company and its Affiliates, and to encourage them to continue to promote the best interests of the Company and its Affiliates. This Plan will also aid the Company and its Affiliates in competing with other enterprises for the services of new key personnel.
     SECTION 2. Definitions and Rules of Construction.
     (a) “Affiliate” means any corporation (or other business entity) controlling, controlled by, or under common control with the Company.
     (b) “Award Documents” mean and include any Stock Option Notice or other document or agreement (including in electronic form) provided to a Participant to evidence, or specify terms and conditions regarding, a grant under this agreement. The terms of such Award Documents shall be as determined by the Committee in its sole discretion, and need not be uniform among all grants under the Plan.
     (c) “Board of Directors” or “Board” means the Board of Directors of the Company.
     (d) Except as otherwise provided in a Participant’s Award Documents, “Cause” means:
     (i) Conduct or activity of the Participant materially detrimental to the Company’s or any Affiliate’s reputation or business (including financial) operations;
     (ii) Gross or habitual neglect or breach of duty or misconduct of the Participant in discharging the duties of his position; or
     (iii) Prolonged absence by the Participant from his duties (other than on account of illness or disability) without the consent of the Company or Affiliate employer.
     (e) Except as otherwise provided in a Participant’s Award Documents or required to comply with Code Section 409A, a “Change of Control” shall be deemed to have occurred if (i) any Person (other than a Person who is a shareholder of the Company as of the effective date of the Plan) becomes the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities ordinarily (apart from rights accruing under special circumstances) having the right to vote at elections of directors (“Voting Securities”), (ii) individuals who constitute the Incumbent Board cease for any reason to constitute at least a majority thereof, (iii) a liquidation or dissolution of the Company or of the sale of all or substantially all of the assets of the Company or (iv) the date any other event occurs or action takes place which the Board determines should constitute a “Change of Control.”
For purposes of this Plan, the term “Person” shall mean and include any individual, corporation, partnership, group, association or other “person,” as such term is used in Section 14(d) of the Exchange Act, other than the Company, any Affiliate of the Company or any employee benefit plan(s) sponsored or maintained by the Company or any Affiliate thereof.
The Board shall have full and final authority, in its discretion, to determine whether a Change of Control has occurred, the date of the occurrence of such Change of Control and any incidental matters relating thereto.
     (f) “Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time.
     (g) “Committee” or “Stock Option Committee” means the Stock Option Committee provided for in Section 3 hereof.
     (h) “Company” means Portrait Innovations Holding Company.
     (i) “Disinterested Director” means any member of the Board of Directors who is an “outside director” for purposes of Section 162(m) of the Code and is a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act.
     (j) “Eligible Director” means a director of the Company who is not an employee of the Company or any of its Subsidiaries.
     (k) “Executive Officers” mean and include those persons designated by the Board as “officers” within the meaning of Rule 16a-1(f) under the Exchange Act.
     (l) “Fair Market Value” means the fair market value of a share of the Company’s Common Stock, as determined by the Committee; provided, however, if the Company’s common stock is then admitted to listing or trading on a national securities exchange or other trading market, then “Fair Market Value” as of that date shall be the closing price of the common stock on such date in question on such principal exchange or trading market, or if such date is not a business day, on the immediately preceding business day.
     (m) “Grant Date” means the date on which the Committee approves the granting of an option hereunder.
     (n) “Incumbent Board” means the individuals who constitute the Board on the effective date of the Plan; provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall, for purposes of this Plan, be deemed a member of the Incumbent Board.

     (o) “Optionee” means any Participant to whom an option is granted under this Plan.
     (p) “Participant” means an officer, employee or Eligible Director selected by the Committee for participation in the Plan.
     (q) Except as otherwise provided in a Participant’s Award Documents or required to comply with Code Section 409A, “Permanent and Total Disability” means a disability described in Section 22(e)(3) of the Code.
     (r) “Plan” means this 2009 Portrait Innovations Holding Company Stock Option Plan, together with any amendments thereto.
     (s) “Stock Exchange Rules” mean the rules of the primary national securities exchange or trading market on which the Company’s common stock is then admitted for listed or trading.
     (t) “Stock Option Notice” means a written notice from the Company to a Participant that establishes the terms, conditions, restrictions, and limitations applicable to the grant of stock option in addition to those established by this Plan and by the Committee.
     (u) “Subsidiary” means any corporation, partnership, joint venture or other entity during any period in which at least a fifty percent voting or profits interest is owned, directly or indirectly, by the Company (or by any entity that is a successor to the Company), and any other business venture designated by the Committee in which the Company (or any entity that is a successor to the Company) has a significant interest, as determined in the discretion of the Committee.
     (v) It is intended that none of the options granted under the Plan be treated as an “incentive stock option” as defined in Section 422 of the Code. In all respects the Plan shall be interpreted and construed in a manner consistent with this intention.
     SECTION 3. Administration of the Plan. The Plan shall be administered by a Stock Option Committee consisting of two or more directors. From time to time the Board may appoint members of the Committee in substitution of members previously appointed; fill vacancies, however caused, in the Committee; and appoint alternate members of the Committee to act when a regular member is absent; provided, however, that any members of the Committee so appointed shall be Disinterested Directors if and to the extent necessary or desirable to make exempt grants pursuant to Rule 16b-3 under the Exchange Act or under Section 162(m) of the Code.
     The Committee shall select one of its members as chairman, and shall hold meetings at such time and place as the chairman shall determine. A majority of the Committee shall constitute a quorum at any meeting, and the acts of a majority of the members present at such meeting, or acts approved in writing by a majority of the Committee, shall be deemed to be acts of the Committee.
     In addition to, and without limitation of the foregoing, the Board may from time to time appoint a committee consisting of one or more directors for the purpose of making grants under the Plan to Participants other than Executive Officers, and in so doing such committee may exercise all power and authority of the Committee with respect to such grants to the full extent permitted by law.
     Subject to the terms and conditions of the Plan, the Committee shall have the full power and discretion:
     (i) To select those officers or employees of the Company or Affiliate or Eligible Directors to whom options will be granted;
     (ii) To determine the number of shares to be optioned to such Participant;
     (iii) To determine the time or times when options shall be granted or exercised;
     (iv) To prescribe the form and content of options to be granted under the Plan;
     (v) To amend, cancel or suspend options previously granted under the Plan;
     (vi) To impose such other terms and conditions to the grant or exercise of the options as it may deem necessary or desirable;
     (vii) To determine, adopt, amend and rescind rules, regulations and Award Documents for implementing the Plan; and
     (viii) To interpret, construe and make determinations under the Plan, the rules and regulations thereunder and Award Documents, which interpretations, constructions and determinations shall be final and conclusive upon Participants.
     SECTION 4. Shares Subject to the Plan.
     (a) The aggregate number of shares that may be delivered upon exercise of options granted under this Plan is two hundred forty thousand (240,000) shares of the Company’s common stock. The class of stock and number of shares shall be subject to adjustment as provided in subsection (c) of this Section. The shares sold pursuant to the exercise of any option granted under the Plan may be either treasury shares, or authorized and unissued shares, or both. The maximum number of shares of the Company’s common stock for which options may be granted to any one individual during any one calendar year period may not exceed seventy five thousand (75,000).
     (b) Only shares of common stock, if any, actually delivered to the Participant or beneficiary on an unrestricted basis with respect to an option shall be treated as delivered for purposes of the determination under paragraph (a) above. Consistent with the foregoing:
     (i) To the extent any shares of common stock covered by an option are not delivered to a Participant or beneficiary because the option is forfeited or canceled, or the shares of common stock are not delivered on an unrestricted basis (including, without limitation, by reason of the option being settled in cash or used to satisfy the applicable tax withholding obligation), such shares shall not be deemed to have been delivered for purposes of the determination under paragraph (a) above.
     (ii) If the exercise price of any option granted under the Plan or any prior plan, or the tax withholding obligation with respect to any award granted under the Plan or any prior plan, is satisfied by tendering shares of common stock to the Company (by either actual delivery or by attestation), only the number of shares of common stock issued net of the shares of common stock tendered shall be deemed delivered for purposes of determining the number of shares of common stock available for delivery under the Plan.
     (c) In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, sale of assets or subsidiaries, combination or exchange of shares), the Committee shall adjust awards and the various limitations specified in Section 4(a) above to prevent undue dilution or enlargement of awards. In such an event, actions by the Committee pursuant to this Section 4(c) may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding awards; (iii) adjustment of the exercise price of outstanding options; and (iv) any other adjustments that the Committee determines to be equitable (which may include, without limitation, (1) replacement of awards with other awards which the Committee determines have comparable value and which are based on stock of a company resulting from the transaction, and (2) cancellation of the award in return for cash payment of the current value of the award, determined as though the award is fully vested at the time of payment).
     SECTION 5. Eligibility. Officers and employees of the Company and its Affiliates and Eligible Directors shall be eligible for selection as Participants in the Plan. In determining the Participants to be granted options, the Committee may take into consideration the value of the services rendered by the respective individuals, their present and potential contributions to the success of the Company and its Affiliates, and such other factors as the Committee may deem relevant in accomplishing the purposes of the Plan.
     SECTION 6. Terms of Option. Except as otherwise expressly provided in an applicable Award Document, each option granted under the Plan shall be subject to the following terms and conditions:
     (a) Option Price. The price at which each share of common stock covered by such option may be purchased shall be established by the Committee, but shall not be less than the Fair Market Value as of the date of grant.
     (b) Limitation on Transfer. The option by its terms shall not be transferable by the Optionee otherwise than by his will or by the laws of descent and distribution and may be exercised, during his lifetime, only by the Optionee. No option may be pledged or hypothecated, nor shall any option be subject to execution, garnishment, attachment, or similar process.

     (c) Limitation on Exercise of Option.
     (i) General Rule. Any option granted hereunder shall, except as otherwise provided in this Section 6(c), be exercisable at such times and under such conditions as determined by the Committee in its full discretion.
     (ii) Exception for Retirement, Disability or Death. If (1) an Optionee (other than an Eligible Director) (i) retires from his employment with the Company or Affiliate under the terms of any pension or retirement plan now existing or hereafter adopted by the Company or any Affiliate or (ii) terminates employment with the Company or Affiliate due to Permanent and Total Disability or death or (2) an Optionee who is an Eligible Director terminates service as a director, declines renomination or becomes ineligible for renomination under the terms of any policy or guidelines now existing or hereafter adopted regarding retirement of Company directors (or, in the absence of any such policy or guidelines, if such director terminates such service as a director after both serving as a director for at least three years and reaching age 65 for any reason other than Cause or Change of Control), as determined in the discretion of the Committee, then, notwithstanding any limitations on the right of exercise imposed by the Committee, any options held by such Optionee described in clause (1) or (2) above shall become exercisable in full by such Optionee or his estate or beneficiary during the period commencing on the date of such termination of employment or service, as applicable, and ending twelve (12) months thereafter; provided, however, that the Committee shall have the discretion to extend the period during which such options may be exercised.
     (iii) Exception for Change of Control. The occurrence of a Change of Control shall have the effect, if any, on options as set forth in the Award Documents or, to the extent not prohibited by the Plan or the Award Documents, as provided by the Committee. For avoidance of doubt, and without limiting the foregoing authority of the Committee, the Committee shall have the authority, in its sole discretion, in connection with a Change of Control, to adjust options (including, without limitation, the replacement or cancellation of option awards) in the manner provided in Section 4(c).
     (d) Termination of Employment or Service.
     (i) Except as provided in Section 6(c)(ii) and Section 6(c)(iii) hereof, if any Optionee shall terminate his employment, or, in the case of an Eligible Director, his service (either voluntarily or involuntarily) with the Company or its Affiliates prior to the time at which under the terms of the grant an option becomes exercisable with respect to 100% of the shares covered by the option, then the portion of the option that is not currently exercisable shall forthwith terminate and be forfeited unless the Committee determines otherwise. If at any time the Optionee’s employment, or in the case of an Eligible Director, his service is terminated for Cause, then any option held by him, to the extent not theretofore exercised, shall forthwith terminate and be forfeited.
     (ii) Except as provided in Section 6(c)(ii) hereof, any outstanding options held by the Optionee and not forfeited as provided above shall be exercisable during the period ending on the earlier of (A) the end of the three (3) month period following termination of employment or service, as applicable, or (B) the expiration of the period during which the Optionee would have been entitled to exercise the option if he had not terminated employment or service, as applicable; provided, however, that the Committee shall have the discretion to extend the period during which such options may be exercised.
     (e) Vesting of Options. Subject to the terms of the immediately preceding paragraphs, the stock options granted pursuant to this Plan shall be vested and exercisable over a ten (10) year period as follows:
     (i) 20% of the shares covered by the Stock Option Notice shall be vested and exercisable at any time after the first (1st) anniversary of the date of grant;
     (ii) 40% of the shares covered by the Stock Option Notice shall be vested and exercisable at any time after the second (2nd) anniversary of the date of grant;
     (iii) 60% of the shares covered by the Stock Option Notice shall be vested and exercisable at any time after the third (3rd) anniversary of the date of grant;
     (iv) 80% of the shares covered by the Stock Option Notice shall be vested and exercisable at any time after the fourth (4th) anniversary of the date of grant;
     (v) 100% of the shares covered by the Stock Option Notice shall be vested and exercisable at any time after the fifth (5th) anniversary of the date of grant.
     SECTION 7. No Right to Employment; Limitation of Implied Rights. Nothing contained in the Plan, or in any option granted pursuant to the Plan, shall confer upon any Participant or Optionee any right with respect to the continuance of his employment or service with the Company or any of its Affiliates, nor shall it interfere in any way with the right of the Company or any of its Affiliates to terminate the Optionee’s employment or service or change his compensation at any time. Neither a Participant nor any other person shall, by reason of participation in this Plan, acquire any right in or title to any assets, funds or property of the Company or any Affiliate whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Affiliate, in its sole discretion, may set aside in anticipation of a liability hereunder. A Participant shall have only a contractual right to the common stock or amounts, if any, payable under this Plan, unsecured by any assets of the Company or any Affiliate, and nothing contained herein shall constitute a guarantee that the assets of the Company or any Affiliate shall be sufficient to pay any benefits to any person.
     SECTION 8. Manner of Exercise; Proceeds. Except as otherwise provided in a Participant’s Award Documents, options shall be exercised by the Optionee (other than an Eligible Director) or his estate or beneficiary by executing an [Employee Stockholder Agreement] in a form to be provided by the Company, or if the Company’s common stock to be issued upon such exercise is registered with the Securities and Exchange Commission under the Securities Act of 1933, by any Optionee or his estate or beneficiary by giving written notice to the Company of the intention to exercise the option, accompanied in either case by full payment of the purchase price of the shares with respect to which the option is exercised. Such full payment shall be tendered by the Optionee either (a) in cash or (b) to the extent authorized by the

Committee, in shares of the Company’s common stock (provided that the Optionee purchased such shares in the open market, or the Optionee has held such shares for more than six months), with a certificate representing such shares duly endorsed for transfer or with any other documents that may be reasonably required by the Company to effectuate the transfer of the shares. Ownership of the shares acquired upon exercise of the option shall vest when the Company’s secretary or transfer agent (as the case may be) records the transfer of such shares to the Optionee on the permanent books of the Company. The proceeds derived by the Company upon the exercise of any options will be used for general corporate purposes.
     SECTION 9. Securities Matters. The Committee, if it deems it appropriate, may condition the grant of any option, or the delivery of shares upon the exercise of any option, upon receipt of an appropriate investment representation from the Optionee. The Company, in its discretion, may postpone the issuance and delivery of shares upon any exercise of an option until completion of registration or other qualification of the shares under any state or federal law, rule, or regulation as the Company may consider appropriate. The Company may further require any person exercising an option to make such representations and furnish such information as it may consider appropriate in connection with the issuance of the shares in compliance with applicable law.
     SECTION 10. Amendment and Termination. The Board of Directors may at any time amend, alter, suspend, discontinue or terminate the Plan or any portion thereof; provided, however, that (a) no such action shall adversely affect or impair the rights of an Optionee in any outstanding options held by him without his consent, (b) unless the shareholders of the Company shall have first given their approval, no amendment shall increase the total number of shares available for options under the Plan, except by operation of the adjustment provisions of Section 4(c), and (c) no such amendment or alteration shall be made to any provision of this Plan without approval of the shareholders of the Company if and to the extent such proposed amendment or alteration would require shareholder approval under the terms of any then applicable laws, regulations or Stock Exchange Rules. Subject to the restrictions of the Plan, applicable laws, regulations and Stock Exchange Rules, the Committee shall have the right to modify, amend or cancel, or waive any conditions or rights under, any option or Award Document, prospectively or retroactively, if the modification, amendment, cancellation or waiver does not materially and adversely affect the rights of the Optionee under the option (provided, however, that neither a modification, amendment or cancellation or waiver that results solely in a change in tax consequences with respect to an option award, nor the exercise of the Committee’s authority and discretion under Sections 4(c) and Section 6(c)(iii), shall be deemed to materially and adversely affect the rights of an Optionee under an option).
     SECTION 11. Tax Withholding. Upon the exercise of any option hereunder, the Company shall have the right to require the Optionee to remit to the Company an amount sufficient to satisfy all federal, state, and local withholding tax requirements prior to the transfer of any shares of stock to the Optionee on the permanent books of the Company or the delivery of any shares of stock to the Optionee.
     SECTION 12. Beneficiary Designation. Each Participant in the Plan may, from time to time, name a beneficiary to whom any rights under Section 6(c)(ii) of the Plan shall be transferred in the event of his death. Each designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and shall be effective only when filed by the Participant in writing with the Committee during his lifetime. In the absence of any such designation, in the event of the Participant’s death any rights pursuant to Section 6(c)(ii) hereunder shall be exercisable by his estate, subject to the terms of the Plan.
     SECTION 13. Prohibition on Repricing if Required by Stock Exchange Rules. If and to the extent required by Stock Exchange Rules, the following limitation shall apply: except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, sale of assets or subsidiaries, combination or exchange of shares), unless approved by the Company’s shareholders, the terms of outstanding options may not be amended to reduce the exercise price of outstanding options, cancel outstanding options in exchange for options or other awards with an exercise price that is less than the exercise price of the original options or buyout or cancel in exchange for cash any outstanding options for which the exercise price exceeds the then Fair Market Value of the Company’s common stock
     SECTION 14. Section 409A of the Code. All options awarded under the Plan are intended to be exempt from Section 409A of the Code or, if not exempt, to comply with Section 409A of the Code, and the Plan shall be administered in a manner consistent with such intent.
     SECTION 15. Governing Law. The Plan, and all options hereunder, shall be construed in accordance with and governed by the laws of the State of North Carolina.
     SECTION 16. Effective Date of the Plan. The Plan is effective as of November 24, 2009, and has been amended and restated as provided herein effective as of April 21, 2010.